UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2011

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue White Plains, New York	10604

(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Exelis Inc. and Xylem Inc. Senior Notes Offering.
     On September 15, 2011, ITT Corporation (the “Company”) announced the pricing of the offering of approximately (i) $250 million aggregate principal amount of 4.250% senior notes due 2016 (the “ Exelis 2016 Notes”) and $400 million aggregate principal amount of 5.550% senior notes due 2021 (together with the Exelis 2016 Notes, the “Exelis Notes”), of its wholly-owned subsidiary Exelis Inc. (“Exelis”), and (ii) $600 million aggregate principal amount of 3.550% senior notes due 2016 (the “Xylem 2016 Notes”) and $600 million aggregate principal amount of 4.875% senior notes due 2021 (together with the Xylem 2016 Notes, the “Xylem Notes”) of its wholly-owned subsidiary Xylem Inc. (“Xylem”), each in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Exelis Notes and the Xylem Notes are hereinafter referred to collectively as the “Notes.”
The Notes will initially be guaranteed on a senior unsecured basis by the Company. The guarantee will terminate and be automatically and unconditionally released upon the distribution of the common stock of Exelis and Xylem to the holders of the Company’s common stock in connection with the previously announced spin-off of each of Exelis and Xylem from the Company. Closing of the offerings is expected to occur on September 20, 2011, subject to satisfaction of customary closing conditions.
Exelis intends to use the proceeds of the offering of the Exelis Notes to pay a portion of a special cash distribution to the Company and for general corporate purposes. Xylem intends to use the proceeds of the offering of the Xylem Notes to pay a special cash distribution to the Company, to fund its acquisition of YSI Incorporated which closed on September 1, 2011 and for general corporate purposes. The Company intends to use a portion of the net proceeds from the distributions to repay a portion of its outstanding indebtedness.
The Notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.
This announcement is neither an offer to sell nor a solicitation to buy the Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: September 16, 2011	By:	/s/ Burt M. Fealing
Burt M. Fealing
	Its:	Vice President and Corporate Secretary
(Authorized Officer of Registrant)